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                                                                 EXHIBIT 99.1

                                    PROXY

                            DEKALB ENERGY COMPANY
           PROXY FOR SPECIAL MEETING OF DEKALB CLASS A STOCKHOLDERS

                         TO BE HELD ON MAY   , 1995



        The undersigned appoints Bruce P. Bickner, Charles C. Roberts and Thomas H. Roberts, Jr., and each of them proxies (to act by majority decision if more than one shall act), with full power of substitution, to vote all shares of stock of DEKALB Energy Company which the undersigned would be entitled to vote if personally present at the Special Meeting of the holders of DEKALB Class A Stock to be held at the offices of DEKALB on the 10th floor,
700-9th Avenue S.W., Calgary, Alberta Canada T2P3V4 on, May   , 1995, at 9:00
a.m. local time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement/Prospectus and upon such other business that may properly come before the meeting or any adjournments thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side of this proxy card and otherwise at their discretion. Receipt of a copy of the Notice of said meeting and Proxy Statement/Prospectus is hereby acknowledged. The Board of Directors recommends a vote "FOR" the proposal to approve and adopt the Merger Agreement.


                  (Continued and to be signed on reverse side)


                                                                    SEE
                                                                REVERSE SIDE

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     1. Proposal to approve and adopt the Amended and Restated Agreement and
        Plan of Merger dated as of December 21, 1994, among Apache Corporation, XPX Acquisitions, Inc. and DEKALB Energy Company.

                     FOR / /   AGAINST / /   ABSTAIN / /

              MARK HERE FOR ADDRESS CHANGE AND VOTE AT RIGHT / /

     PLEASE SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND IN THE DISCRETION OF THE WITHIN NAMED PROXIES WITH RESPECT TO OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     SIGNATURES ____________________________  DATE _________________________

     SIGNATURES ____________________________  DATE _________________________
     Note: Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign a full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.